EXHIBIT 3.4

                          CERTIFICATE OF INCORPORATION
                             EMARETHREE CORPORATION

         FIRST:  The name of this Corporation is EMARETHREE CORPORATION.

         SECOND: Its Registered Office in the State of Delaware is to be located at 15 East North Street, Dover, DE 19901, County of Kent. The Registered Agent in charge thereof is Paracorp Incorporated, 15 East North Street, Dover, DE 109901.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which this corporation is authorized to issue is 50,000,000 shares at $0.01 par value.

         FIFTH: The name and mailing address of the incorporator are as follows:

                                  Shannon Durst
                            640 Bercut Drive, Ste. A
                              Sacramento, CA 95814

         SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SEVENTH:No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law,
         (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director prior to such amendment.

         I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 4th day of June, AD 1999.

                       /s/ Shannon Durst
                           ---------------------------
                           Shannon Durst, Incorporator
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